                                                                   EXHIBIT 10.27

                             STOCK OPTION AGREEMENT

        STOCK OPTION AGREEMENT made as of August 11, 1999, between Apparel Ventures, Inc., a Delaware corporation (the "Company"), and William Singletary ("Employee").

        Reference is made to the Stock Option Agreements made as of August 11, 1999, between the Company and Marvin Goodman and Lynne Koplin (the "Company Options").

        To afford Employee the opportunity to purchase shares of common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein, the Company and Employee hereby agree as follows:

1. Grant of Option. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of an aggregate of twenty-five thousand (25,000) shares of Class A Common Stock, par value $0.01 (the "Stock"), on the terms and conditions set forth herein.
2.
3. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $0.01 per share.
4.
5. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option will vest and may be exercised, by written notice to the Company at its principal executive office (located at 204 West Rosencrans, Gardena, California) addressed to the attention of its Chief Executive Officer, immediately upon or at any time and from time to time after the third anniversary of the date of grant hereof.
6.
7. This Option is not transferable by Employee otherwise than by will or the laws of the descent and distribution, and may be exercised only during Employee's lifetime and while Employee remains an employee of the Company or a subsidiary of the Company and will terminate, expire and cease to be exercisable upon Employee's termination of employment with the Company or a subsidiary of the Company for any reason, including involuntary and voluntary termination, permanent disability or death; provided, however, that this Option may be exercised by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of 90 days following such termination, but only as to the number of vested shares Employee was entitled to purchase hereunder as of the date of such termination.
8.
9. This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. Except as provided in Paragraph 4, the purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option, except as provided for in the Stockholders Agreement, dated as of August 10, 1999 between the Company and the persons named therein (the "Stockholders Agreement").
10.
11. In the event of Employee's termination of employment with the Company for any reason, including involuntary and voluntary termination, permanent disability (as determined by the Company's regular physician) or death, then this Option shall terminate, but only as to the number of shares that had not vested or that Employee was not entitled to purchase pursuant to this paragraph 3 as of the date of such termination, death or permanent disability; provided, however, that the vested portion of this Option may be exercised by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of 90 days following such termination. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by the Option theretofore granted shall be adjusted so that the Option shall thereafter cover the number and class of shares of stock and securities to which the Employee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Employee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, or (iv) any person or entity, including a "group" as contemplated by Section 13(b)(3) of Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power) no later than (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets, dissolution or liquidation or (b) thirty days after a change of control of the type described in Clause (iv), the exercise term of the Option shall accelerate, any Stock that had not vested shall immediately vest and this Option shall become immediately exercisable in full.
12.
13. WITHHOLDING OF TAX. TO THE EXTENT THAT THE EXERCISE OF THIS OPTION OR THE DISPOSITION OF SHARES OF STOCK ACQUIRED BY EXERCISE OF THIS OPTION RESULTS IN COMPENSATION INCOME TO EMPLOYEE FOR FEDERAL OR STATE INCOME TAX PURPOSES, EMPLOYEE SHALL DELIVER TO THE COMPANY AT THE TIME OF SUCH EXERCISE OR DISPOSITION SUCH AMOUNT OF MONEY OR SHARES OF

STOCK AS THE COMPANY MAY REQUIRE TO MEET ITS OBLIGATION UNDER APPLICABLE TAX LAWS OR REGULATIONS, AND, IF EMPLOYEE FAILS TO DO SO, THE COMPANY IS AUTHORIZED TO WITHHOLD FROM ANY CASH OR STOCK REMUNERATION THEN OR THEREAFTER PAYABLE TO EMPLOYEE ANY TAX REQUIRED TO BE WITHHELD BY REASON OF SUCH RESULTING COMPENSATION INCOME. UPON AN EXERCISE OF THIS OPTION, THE COMPANY IS FURTHER AUTHORIZED IN ITS DISCRETION TO SATISFY ANY SUCH WITHHOLDING REQUIREMENT OUT OF ANY CASH OR SHARES OF STOCK DISTRIBUTABLE TO EMPLOYEE UPON SUCH EXERCISE.
14.
15. Status of Stock. Employee understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Act, the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.
16.
17. Employee agrees that the shares of Stock which Employee may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated except as provided for in the Stockholders Agreement. Employee also agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.
18.
19. In addition, Employee agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate and as provided for in the Stockholders Agreement in order to assure compliance with applicable securities laws or any stockholders agreements in effect, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.
20.
21. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, or a subsidiary corporation of the Company. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Board of Directors of the Company, and its determination shall be final.
22.
23. Recapitalization or Reorganization. This Agreement is subject to all the terms and conditions set forth in the Company's Stockholders Agreement and in the event that a conflict exists between this Agreement and the Stockholders Agreement, the terms and conditions of the Stockholders Agreement shall continue.
24.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
25.
26.    Governing Law. This Agreement shall be governed by, and
construed in accordance with, the laws of the State of New York.
27.
28. Amendments. This Agreement may not be amended or modified without the prior written approval of the Company and the Employee.
29.
30. IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its President thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.
31.
32.                           APPAREL VENTURES, INC.
33.
34.
35.
36.                           By: /s/ John R. Lowden
                                --------------------------------------------
37.                               Name:  John R. Lowden
38.                               Title: Vice President
39.
40.
41.                           EMPLOYEE:
42.
43.
44.
                              By: /s/ William Singletary
                                --------------------------------------------
                                  Name: William F. Singletary